L. VAN STILLMAN, P.A.
ATTORNEY-AT-LAW                          1177 GEORGE BUSH BOULEVARD, SUITE 308
                                         Delray Beach, Florida 33483
                                         TELEPHONE (561) 330-9903
L. VAN STILLMAN                          FACSIMILE (561) 330-9116
ADMITTED IN FLORIDA AND PENNSYLVANIA     E-MAIL VAN@STILLMAN.NET


                                August 27, 2003


Golf Travel Promotions, Inc.
11834 Island lakes Lane
Boca Raton, FL 33498

RE:      GOLF TRAVEL PROMOTIONS, INC.
            REGISTRATION STATEMENT SB-2 (SEC FILE NO. 021-56615

Gentlemen:

         At your request, I have examined the Registration Statement on Form SB-2 (the "Registration Statement") filed by Golf Travel Promotions, Inc. (the "Company"), a Florida corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of Common Stock, par value $0.0001 per share, of the Company to be sold by the Company; and 647,500 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company to be sold by certain selling shareholders of the Company, as identified in the Registration Statement. In rendering this opinion we advise that the undersigned is a Member of the Bar of the State of Florida and no opinions are expressed herein concerning the applicability or effect of any laws of any other jurisdiction except the Securities Laws of the United States of America.

         As your corporate counsel, and in connection with the preparation of this opinion, I have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock, as I deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is my opinion that the shares of Common Stock to be sold by the Company and by selling shareholders will, when sold, be legally issued, fully paid, and non-assessable and that the Company has the power, and has properly issued the Shares.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                    Very truly yours,
                                    LAW OFFICE OF L. VAN STILLMAN, P.A.



                                    /s/ L. Van Stillman, Esq.
                                    -------------------------
                                    L. Van Stillman, Esq.

LVS:kni